Exhibit 5.1

August 17, 2026

Andersen Group Inc.

333 Bush Street, Suite 1700

San Francisco, CA 94104

Ladies and Gentlemen:

This opinion is furnished to Andersen Group Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on August 17, 2026 of the Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration by the Company and the sale by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders) of up to 4,927,125 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares”), including up to 642,668 shares that may be sold pursuant to the exercise of an option granted by the Selling Stockholders to the underwriters. The Shares were issued to the Selling Stockholders prior to the date hereof in accordance with the Limited Liability Company Agreement of AT Umbrella LLC, dated as of December 16, 2025 and as amended from time to time (the “Umbrella LLCA”) upon (i) the redemption of an equal number of common interest units (the “Class X Aggregator Units”) of Andersen Aggregator LLC, a Delaware limited liability company (“Aggregator”), held by the Selling Stockholders for an equal number of common interest units of AT Umbrella LLC (the “Class X Umbrella Units”) and an equal number of paired shares of the Company’s Class B Common Stock, par value $0.0001 (the “Class B Common Stock”), held by Aggregator, and (ii) the subsequent issuance of the Shares to the Selling Stockholders in redemption of such Class X Umbrella Units (and the cancellation of such paired shares of Class B Common Stock).

We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company, the Selling Stockholders and the underwriters.

In connection with this opinion, we have examined and relied upon the Registration Statement and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With your consent, we have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters. We have assumed the accuracy and completeness of each document submitted to us, the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the sale of the Shares by the Selling Stockholders. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware (the “DGCL”). Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that the Shares have been duly and validly authorized by the Company and are validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Gunderson Dettmer Stough
Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH
VILLENEUVE FRANKLIN & HACHIGIAN, LLP